EXHIBIT 99.2

MEMORANDUM OF UNDERSTANDING

SANTA FE GOLD CORPORATION

“SANTA FE”

___________________

COLUMBUS SILVER CORPORATION

“COLUMBUS”

THIS MEMORANDUM OF UNDERSTANDING (THIS “MEMORANDUM”) SETS FORTH CERTAIN KEY TERMS OF A POSSIBLE TRANSACTION INVOLVING THE PARTIES IDENTIFIED BELOW. IT IS UNDERSTOOD THAT THIS MEMORANDUM CONSTITUTES A STATEMENT OF OUR PRESENT MUTUAL INTENTIONS WITH RESPECT TO THE PROPOSED TRANSACTIONS AND DOES NOT CONTAIN ALL MATTERS UPON WHICH AGREEMENT MUST BE REACHED IN ORDER FOR THE TRANSACTIONS TO BE COMPLETED. EXCEPT FOR THE EXCLUSIVITY PROVISION AS SET FORTH HEREIN, AS TO WHICH EACH PARTY HERETO INTENDS TO BE LEGALLY BOUND, NO LEGALLY BINDING AGREEMENTS OR OBLIGATIONS OF ANY PARTY ARE CREATED BY THIS MEMORANDUM. A BINDING COMMITMENT WITH RESPECT TO THE TRANSACTIONS WILL RESULT ONLY FROM THE EXECUTION AND DELIVERY OF THE ARRANGEMENT AGREEMENT.

SEPTEMBER 24, 2010

MEMORANDUM OF UNDERSTANDING

SUMMARY OF TERMS AND CONDITIONS

Transaction:

Santa Fe and Columbus are proposing to engage in a business combination transaction pursuant to which Santa Fe will acquire all of Columbus’ outstanding common shares and Columbus will amalgamate with a newly-formed Santa Fe subsidiary and the amalgamated corporation will become a wholly-owned subsidiary of Santa Fe. The transaction will be carried out pursuant to an Arrangement Agreement, containing customary provisions for a transaction of this nature, among Santa Fe, Columbus and Santa Fe Sub, and (ii) a Court-approved arrangement under the Business Corporations Act (Province of British Columbia, Canada).

Number of Santa Fe Shares to be Issued in the Arrangement

Pursuant to the terms of the Arrangement Agreement, for each 5.82515 shares of Columbus’ common stock, Santa Fe will issue one share of its common stock ($.20 per outstanding Columbus common share), representing an approximate 100% premium over the average closing sales price of Columbus’ shares for the 20 trading days preceding September 23, 2010. The following table illustrates the Columbus shares to be exchanged in the amalgamation:

NUMBER OF COLUMBUS COMMON SHARES
Current Issued & Outstanding	32,623,730
To be issued upon conversion of approx. $1.6 million debt (as at September 23, 2010)	15,564,935
Total Issued & Outstanding	48,188,665
Private Placement	+3,000,000
Total immediately prior to transaction	51,188,665

Santa Fe will issue an aggregate of 8,787,527 shares of common stock for a current total transaction value of Cdn$10,237,733.[1]

Freely Tradable Shares

Santa Fe will rely upon the exemption set forth in Section 3(a)(10) of the Securities Act of 1933, as amended, on the basis that the Santa Fe shares will be issued pursuant to a Court-approved arrangement.

[1]	Exchange ratio was based upon US$1.13 SFEG stock price and a Cdn$/US$ exchange rate of 0.970.

MEMORANDUM OF UNDERSTANDING

Santa Fe Replacement Warrants/Option:

Each Columbus warrant or option that is outstanding as of the effective time will be deemed to be exchanged for or converted into a Santa Fe Replacement Warrant or Option, as the case may be. Both the exercise price and number of underlying shares will be adjusted to give effect for the number of shares to be issued in the arrangement. Santa Fe will use commercial best efforts to ensure that the shares of common stock underlying the warrants and options will be freely tradable. Except as set out above, the original terms of the warrants and options will remain intact, except that stock options will not terminate based on the termination of an employee, consultant, director (etc) terminating its relationship with Columbus.

No Solicitation Covenant

Columbus shall agree that, except as otherwise permitted by the Arrangement Agreement, it will not, directly or indirectly, through any representative, solicit, facilitate, initiate or encourage any Acquisition Proposal[2].

Exceptions to No Solicitation Covenant	“Fiduciary duty out” to accept a superior offer will be subject to Santa Fe’s right to match and a $75,000 “break-up” fee.

Break-up Fee

After a 45 day due diligence period applicable to both parties, a break-up fee in the amount of $75,000 payable by either party who wrongfully terminates the Arrangement Agreement to compensate for transaction costs.

Board Composition	Columbus shall have the right to appoint one representative to the Santa Fe Board of Directors.

Bridge Financing

Columbus will undertake a private placement of common shares at a proposed purchase price of CDN$0.10 per share. It is expected that Columbus Gold Corporation (“Columbus Gold”) and Santa Fe will provide subscriptions in the amount of $200,000 and $100,000, respectively, subject to TSX Venture Exchange and other regulatory approvals. The foregoing $300,000 is expected to carry Columbus through to the end of December 31, 2010; in the event that the transactions contemplated herein are not concluded by such date, and both parties are diligently pursuing a closing of the transactions contemplated by the Arrangement Agreement, then Santa Fe agrees to provide bridge loans to Columbus to cover its reasonable expenses, including without limitation property maintenance payments and the costs of the transactions contemplated herein.

[2]

The Arrangement Agreement shall define an “Acquisition Proposal” to mean with respect to any party, any inquiry or the making of any proposal to such party or its shareholders, from any person which constitutes, or may reasonably be expected to lead to (in either case whether in one transaction or a series of transactions): (i) an acquisition from such party or its shareholders, of any securities of such party or its subsidiaries; (ii) any acquisition of a substantial amount of assets of such party or its subsidiaries; (iii) an amalgamation, arrangement, merger, or consolidation involving such party or its subsidiaries; or (iv) any take-over bid, issuer bid, exchange offer, recapitalization, liquidation, dissolution, reorganization into a royalty trust or income fund or similar transaction involving such party or its subsidiaries or any other transaction, the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by the Arrangement Agreement or the Arrangement or which would or could reasonably be expected to materially reduce the benefits to the other party under the Arrangement Agreement or the Arrangement.

MEMORANDUM OF UNDERSTANDING

Representations and Warranties	The Arrangement Agreement shall contain customary representations and warranties made by all parties as to:

•	corporate organization and valid existence, power to conduct business, qualification and good standing of the respective entities and their subsidiaries;

•	ownership of subsidiaries and other investments;

•	encumbrances on the capital stock of their subsidiaries;

•	licenses, registrations, qualifications, permits and consents necessary to conduct their business;

•	properties and mining rights;

•	technical reports in respect of their properties;

•

compliance with disclosure obligations of the applicable exchanges, securities regulators, the U.S. Securities Act and the U.S. Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder;

•	compliance with other applicable Laws and regulations;

•	accuracy and completeness of financial statements and other information provided

•	tax matters;

•	matters concerning their auditors;

•	matters affecting the voting or control of the securities of the respective entities and their subsidiaries;

•	interests of officers, directors and affiliates in the Arrangement;

•	litigation and government proceedings;

•	material contracts;

•	intellectual property;

•	capitalization;

•	indebtedness;

•	leases;

•	insurance;

•	employment matters;

•	maintenance of internal accounting and disclosure controls;

MEMORANDUM OF UNDERSTANDING

•	environmental matters; and

•	brokers’ fees.

Debt Conversion

Columbus Gold will agree that immediately prior to the amalgamation, it will elect to fully convert the total principal amounts and accrued interest owing under the loan agreements with Columbus into common shares of Columbus. In order to gain certainty as to conversion amounts, the interest accrued on the foregoing debts will cease for purposes of conversion on September 23, 2010, and any further interest accruing thereon from such date until the closing date of the transactions contemplated herein will be paid in cash by Santa Fe to Columbus Gold on completion of such transactions.

Lock-up Agreement

Columbus Gold will enter into a 180-day lock-up agreement with Santa Fe regarding the post-conversion shares resulting from the 15,564,935 shares issued upon the loan conversion. Santa Fe will agree that in the event Columbus Gold shall desire to sell any of its shares (including shares owned before the loan conversion), Santa Fe will use its commercially reasonable efforts to find an institutional purchaser for Columbus Gold’s shares. In the event that an institutional purchaser transaction is not effectuated within 14 calendar days after notice by Columbus Gold to Santa Fe, Columbus Gold may sell the identified shares in the open market.

Covenants	Covenants to include:

•	to file, proceed with and diligently prosecute an application to the Court for the interim order approving the Arrangement and carry out the terms of the same;

•	to prepare and file a proxy circular in respect of the Arrangement;

•	to take all commercially reasonable lawful action to solicit shareholders to vote in favour of the Arrangement;

•	to recommend to the Columbus respective Shareholders that they vote in favour of the Arrangement and the other transactions contemplated thereby;

•

use reasonable efforts to deliver or cause to be delivered all certificates and legal, tax and other opinions necessary to support the disclosure contained or to be contained in their respective proxy circulars;

•	not adjourn, postpone or cancel their respective shareholder meetings at which the Arrangement is to be considered except under limited circumstances;

•	file, proceed with and diligently prosecute an application for the Final Order and carry out the terms of the same;

•

conduct business only in the usual and ordinary course of business and consistent with past practice, and use all reasonable commercial efforts to maintain and preserve their respective assets and advantageous business relationships; and unless it obtains the consent of Santa Fe:

MEMORANDUM OF UNDERSTANDING

•	refrain from declaring, setting aside or paying any dividend or making any other distribution or payment in respect of their respective outstanding securities;

•	refrain from issuing or agreeing to issue any shares or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares,;

•

refrain from redeeming, purchasing or otherwise acquiring outstanding shares or other securities (other than redemptions required pursuant to their respective constating documents) or splitting, combining, or reclassifying any securities;

•	refrain from adopting a plan of liquidation or resolutions providing for liquidation, dissolution, merger, consolidation or reorganization;

•	refrain from selling, pledging, disposing of or encumbering any assets other than in the ordinary course of business for consideration in excess of $50,000 individually or $100,000 in the aggregate;

•	refrain from expending or committing to expend more than $375,000 in the aggregate until December 31, 2010;

•	refrain from expending or committing to expend any amounts with respect to any operating expenses other than in the ordinary course of business or pursuant to the Arrangement;

•

refrain from acquiring (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof, or make any investment therein either by purchase of shares or securities, contributions of capital or property transfer with an acquisition cost in excess of $100,000 in the aggregate;

•	refrain from acquiring any assets with an acquisition cost in excess of $100,000 in the aggregate;

•

refrain from incurring any indebtedness for borrowed money in excess of existing credit facilities, or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for, the obligations of any other individual or entity, or make any loans or advances, other than in respect of fees payable to legal, financial and other advisors in the ordinary course of business or in respect of the Arrangement;

•	refrain from authorizing, recommending or proposing any release or relinquishment of any material contract right;

•

refrain from waiving, abandoning, releasing, granting or transferring any material assets or rights of value or modify or change in any material respect any existing material license, lease, contract or other material document;

•	refrain from entering into or terminating any hedges, swaps or other financial instruments or like transactions;

•	except as set out herein, refrain from making any payment to any employee, officer or director outside of its ordinary and usual compensation for services provided;

•	except as set out herein, refrain from granting any officer, director or employee an increase in compensation in any form;

•	refrain from taking any action with respect to the amendment or grant of any severance or termination pay policies or arrangement for any directors, officers or employees;

MEMORANDUM OF UNDERSTANDING

•	refrain from amending any stock option plan or trust unit incentive plan or the terms of any outstanding options or rights thereunder;

•	refrain from advancing any loan to any officer, director or any other party not at arm’s length, other than as may be agreed to by the parties;

•

refrain from adopting or amending or making any contribution to any bonus, employee benefit plan, profit sharing, share or deferred compensation, insurance, incentive compensation, other compensation or other similar plan, agreement, share or incentive or purchase plan, fund or arrangement for the benefit of employees, except as is necessary to comply with the law or with respect to existing provisions of any such plans, programs, arrangement or agreements. Notwithstanding the foregoing, it is the practice of Columbus to consider and, if deemed worthy, to pay bonuses at the end of each calendar year to its officers, consultants, employees, and directors, which practice will not be affected by this agreement; provided, the bonuses, individually or in the aggregate, will not exceed the respective amounts of year-end bonuses paid for calendar year 2009;

•

refrain from taking any action, permitting any action to be taken or not taken, inconsistent with the Arrangement Agreement, which might directly or indirectly interfere or affect the consummation of the Arrangement or that could reasonably be expected to render any representation or warranty made by such party untrue or inaccurate in any material respect at any time prior to the Effective Time if then made, or which would or could have a Material Adverse Effect on such party;

•	except in limited circumstances, refrain from making any changes to the existing accounting practices or making any material tax election inconsistent with past practice;

•

except as set out herein, refrain from entering into or modifying any employment, consulting, severance, collective bargaining or similar agreement, policy or arrangement with, or grant any bonus, salary increase, option to purchase shares, pension or supplemental pension benefit, profit sharing, retirement allowance, deferred compensation, incentive compensation, severance, change of control or termination pay to, or make any loan to, any officer, director, employee or consultant;

•

refrain from settling or compromising any claim brought by any present, former or purported holder of securities in connection with the transactions contemplated by the Arrangement Agreement prior to the Effective Time without the prior written consent of the other party;

•

refrain from renewing or modifying in any respect any material contract, agreement, lease, commitment or arrangement, except insofar as may be necessary to permit or provide for the completion of the Arrangement, except for termination of the Cordex agreement;

•

use all commercially reasonable best efforts to satisfy, or cause to be satisfied, all conditions precedent to the respective party’s obligations to the extent that the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the transactions contemplated by the Arrangement Agreement, including using its commercially reasonable best efforts to:

•	obtain the approval of shareholders in accordance with the provisions of the Interim Order and the requirements of any applicable regulatory authority, as applicable;

MEMORANDUM OF UNDERSTANDING

•

obtain all other consents, approvals and authorizations as are required to be obtained under any applicable Law or from any Governmental Authority which would, if not obtained, materially impede the completion of the transactions contemplated by the Arrangement Agreement or have a Material Adverse Effect;

•

effect all necessary registrations, filings and submissions of information requested by Governmental Authorities required to be effected by it in connection with the transactions contemplated by the Arrangement Agreement and participate and appear in any proceedings of any party thereto before any Governmental Authority;

•	oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting the Arrangement Agreement; and

•	fulfill all conditions and satisfy all provisions of the Arrangement Agreement and the Plan of Arrangement required to be fulfilled or satisfied;

•

make, or cooperate as necessary in the making of, all necessary filings and applications under all applicable Laws required in connection with the transactions contemplated by the Arrangement Agreement and take all reasonable action necessary to be in compliance with such Laws;

•

use its commercially reasonable best efforts to conduct their affairs and to cause their subsidiaries to conduct their affairs so that all of the representations and warranties of such party contained in the Arrangement Agreement shall be true and correct on and as of the Effective Date as if made on and as of such date;

•

continue to make available and cause to be made available to the other party, all documents, agreements, corporate records and minute books as may be necessary to enable such party to effect a thorough examination of disclosing party and the business, properties and financial status thereof; and

•

execute and deliver, or cause to be executed and delivered, at the closing of the transactions contemplated by the Arrangement Agreement such customary agreements, certificates, resolutions, opinions and other closing documents as may be required by the other party.

Costs

Except as set out herein, each party to bear their own costs in connection with the transactions contemplated hereby. It is agreed that Columbus will use best efforts to ensure that its unpaid professional fees and transaction related expenses will not exceed $100,000 at the closing.

Management agreements

Current management contracts will be amended to provide for termination on March 31, 2011. The remaining term of the management contracts will be paid-out at the closing on the undertaking that the consultant be cooperative as required by Santa Fe, to the end of March 2011.

Exclusivity

The parties hereto agree that from the signing date hereof until 5:00 P.M. Eastern Standard Time on November 6, 2010, Columbus shall deal exclusively with the Santa Fe in connection with an Acquisition Proposal (as defined in footnote 2 above).

MEMORANDUM OF UNDERSTANDING

It is understood that this Memorandum of Understanding constitutes a statement of our present mutual intentions with respect to the proposed transactions and does not contain all matters upon which agreement must be reached in order for the transactions to be completed. Except for the “EXCLUSIVITY” provision as set forth above, as to which each party hereto intends to be legally bound, no legally binding agreements or obligations of any party are created by this Memorandum of Understanding. A binding commitment with respect to the transactions will result only from the execution and delivery of the Arrangement Agreement.

This term sheet will expire if not accepted by September 25, 2010.

In Witness whereof, the parties have executed this Memorandum of Understanding as of the date set forth below:

AGREED AND ACCEPTED:

SANTA FE GOLD CORPORATION

By:   /S/ W. PIERCE CARSON

Name:          W. PIERCE CARSON
                 ___________________________________

Title:             PRESIDENT & CEO
                 ___________________________________

Date:             SEPTEMBER 24, 2010
                 ___________________________________

AGREED AND ACCEPTED:

COLUMBUS SILVER CORPORATION

By:   /S/ ROBERT GIUSTRA

Name:          ROBERT GIUSTRA
                 ___________________________________

Title:             PRESIDENT & CEO
                 ___________________________________

Date:             SEPTEMBER 24, 2010
                 ___________________________________